EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Marani Brands, Inc. (“Marani”), on Form 10-Q for the period ending December 31, 2008, as filed with the Securities and Exchange Commission (the "Report"), Ara Zartarian, Chief Executive Officer of Marani, does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 17, 2008

By:	/s/Ara Zartarian
Ara Zartarian
Chief Executive Officer